United States Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

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☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

DAYSTAR TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrant statement number, or the Form or Schedule and the date of its filing.

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Grass Valley, California

May 14, 2004

900 Golden Gate Terrace, Suite A

Grass Valley, California 95945

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 22, 2004

To our Stockholders:

The 2004 Annual Meeting of Stockholders of DayStar Technologies, Inc. will be held beginning at 11:00 a.m. local time on June 22, 2004 at the Albany Marriott, 189 Wolf Road, Albany, New York for the following purposes:

1.	To elect three directors of the Company;

2.	To ratify the selection of independent public accountants for 2004; and

3.	To transact such other business as may properly come before the meeting.

Only holders of the Company’s Common Stock and Class B Common Stock, on an as-converted basis to Common Stock, at the close of business on April 23, 2004 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. Stockholders may vote in person or by proxy. A list of stockholders entitled to vote at the meeting will be available for examination by stockholders at the time and place of the meeting and, during ordinary business hours, for a period of ten days prior to the meeting at the principal place of business of the Company, 900 Golden Gate Terrace, Suite A, Grass Valley, California 95945. The accompanying form of proxy is solicited by the Board of Directors of the Company.

By order of the Board of Directors,

/s/ STEPHEN A. AANDERUD
Stephen A. Aanderud Secretary

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

900 Golden Gate Terrace, Suite A

Grass Valley, California 95945

PROXY STATEMENT

2004 Annual Meeting of Stockholders

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of DayStar Technologies, Inc. (the “Company”) of proxies to be voted at the 2004 Annual Meeting of Stockholders of the Company to be held beginning at 11:00 a.m. local time on June 22, 2004 at the Albany Marriott, 189 Wolf Rd, Albany, New York, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed, dated and returned prior to the voting at the meeting, the shares represented thereby will be voted as instructed in the proxy. If no instructions are given, shares will be voted FOR the election of the directors and FOR ratification of the selection of independent public accountants. The persons named as proxies will use their discretionary authority on such other business as may properly come before the meeting or any adjournments or postponements thereof.

Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a stockholder cast in person at the meeting. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally, without additional compensation, by the Company’s officers and employees or by telephone, facsimile transmission or express mail. The Company will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to their principals. This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about May 14, 2004.

VOTING

Holders of record of the Company’s Common Stock and Class B Common Stock on April 23, 2004 will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of that date, there were, on an as-converted basis, 3,296,500 shares of Common Stock outstanding and entitled to vote, which amount includes 29,000 shares of Class B Common, converted for voting purposes to 58,000 shares of Common Stock. A majority, or 1,648,251, of these shares will constitute a quorum for the transaction of business. Each share of Common Stock entitles the holder to one vote in the election of directors and on any other matter that may properly come before the meeting. The Class B Common is entitled, on an as-converted basis, to the same voting rights as the Common Stock, with one vote for each share as converted to Common Stock. Both the Common Stock and the Class B Common vote together as a single class on all matters. Abstentions will be counted in determining whether a quorum is present for the meeting and will be counted as a vote against any proposal, other than the election of directors. Broker non-votes will also be counted in determining whether a quorum is present, but will not be counted for or against the proposal at issue. Directors are elected by a plurality of the votes cast by holders of the shares entitled to vote in the election at a meeting at which a quorum is present. All other matters will be approved by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting. Stockholders are not entitled to cumulative voting in the election of directors or any other matter.

ITEM 1

ELECTION OF DIRECTORS

The Board of Directors has nominated the following persons for election as directors to serve until the Annual Meeting of Stockholders in 2005 or until their respective successors are elected and qualified:

John R. Tuttle

Robert G. Aldrich

Randolph A. Graves, Jr.

Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees.

If a nominee is unable or unwilling to serve as a director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee designated by the proxy holders named on the enclosed proxy card or by the present Board of Directors to fill such vacancy, or for the other nominees named without nomination of a substitute, or the number of directors may be reduced accordingly. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected a director.

The Board of Directors recommends a vote FOR the election of Messrs. Tuttle, Aldrich and Graves.

The following table sets forth certain information about each nominee for election to the Company’s Board of Directors and each executive officer.

Name	Age	Positions	Director Since	Expiration of Current Term
Nominees for Election
John R. Tuttle	45	Chairman, President and Chief Executive Officer	1997	2004
Robert G. Aldrich*†	63	Director	2003	2004
Randolph A. Graves, Jr. *†	65	Director	2003	2004

Executive Officers
Stephen A. Aanderud	55	Chief Financial Officer and Secretary
J. Peter Lynch	55	Vice President, Investor Relations and Strategic Development

*	Member of the Audit Committee.
†	Member of the Compensation Committee.

Nominees for Election

John R. Tuttle. Dr. Tuttle is the co-founder of the Company, and has served since 1997 as a director and its President and Chief Executive Officer. Dr. Tuttle was elected as our Chairman of the Board in October 2003. From 1986 to 1996, Dr. Tuttle held the position of Senior Scientist at the National Renewable Energy Laboratory where he was responsible for process and device development activities relating to thin-film solar cells. Dr. Tuttle received his B.S. in Engineering Physics from Cornell University, his M.S. in Physics from the Colorado School of Mines, and his Ph.D. in Electrical Engineering form the University of Colorado.

Robert G. Aldrich. Dr. Aldrich joined us as a director in October 2003. From 2000 to the present, Dr. Aldrich served as Chief Executive Officer and Chairman of Dirigo Energy, Inc., dba Now Power, a private energy-related risk management company. From 1995 to 2000, Dr. Aldrich was the Chief Executive Officer of

Tailored Energy, Inc., which provided executive and consulting support to various businesses. From 1997 to 2000, Dr. Aldrich served as a director for TTI Technologies, Inc., from 1998 to 2000, he was the Chairman of Burstpower, Inc., and from 1999 to 2000, Dr. Aldrich was the President of Commercial Operations for Solo Energy Corp. Dr. Aldrich has served as Group Vice President for the Electric Power Research Institute. Dr. Aldrich holds a Ph.D. in Solid State Science and Technology from Syracuse University, and a Bachelor of Materials Engineering from Rensselaer Polytechnic Institute.

Randolph A. Graves, Jr. Dr. Graves joined us as a director in October 2003. He is currently an Executive Consultant with Graves Technology Inc., serves as the acting Chief Financial Officer of Eurotech, Ltd., and serves as a director of Eurotech Ltd. and HomeCom Communications Inc., a subsidiary of Eurotech. Eurotech is a public company that acquires, develops and markets chemical and electronic technologies and products for use in environmental and security markets. Dr. Graves previously served as Eurotech’s Chairman and Chief Executive Officer, and prior to joining Eurotech was the President of Graves Technology, Inc. Dr. Graves was formerly the President and Chief Executive Officer of Mosaic Multisoft Corp., a Research Leader at NASA Langley Research Center, and Director, Aerodynamics Division, at NASA headquarters in Washington, D.C. Dr. Graves received his B.S. from Virginia Polytechnic Institute and State University, his M.S. from Virginia Polytechnic Institute and State University, his D.Sc. from George Washington University, and his Master of Management from Stanford University’s Graduate School of Business.

Executive Officers

Stephen A. Aanderud. Mr. Aanderud has served as our Chief Financial Officer and Secretary since October 2003. From 2001 to 2003, Mr. Aanderud was an independent financial consultant. He served as Chief Financial Officer of Oregon Baking Company, a private multi-location bakery-café retailer, from April to October of 1999. In October 1999, a portion of Oregon Baking Company’s operations were sold to Tri-Brands, Inc., and Mr. Aanderud served as Chief Financial Officer of Tri-Brands, Inc. from October 1999 to 2001. Oregon Baking Company became involved in a bankruptcy proceeding in December 1999. Mr. Aanderud was the President, Chief Financial Officer, and a director of Thrustmaster, Inc., a public computer peripheral company, from 1993 to 1998. Mr. Aanderud was with Arthur Andersen & Co. for nine years, and is a certified public accountant. Mr. Aanderud received his B.S. in Business Administration from Portland State University.

J. Peter Lynch. Mr. Lynch has served as our Vice President, Investor Relations and Strategic Development since October 2003. Mr. Lynch has been a consultant to DayStar since October 2002. He is the founder and President of Salem Financial, Inc., a financial consulting company involved with small emerging technology companies since 1977. Mr. Lynch received his B.A. in Economics from Villanova University and his M.B.A. from the State of University of New York at Albany.

During 2003, the Board of Directors held two meetings. No director attended fewer than 75% of the total number of meetings of the Board of Directors and the committees of which he was a member during the period of such director’s service during 2003. The Board of Directors does not currently have a policy with regard to the attendance of board members at its annual meetings of stockholders. The 2004 Annual Meeting of Stockholders will be the first annual meeting of stockholders of the Company since its initial public offering in February 2004.

The Board of Directors has determined that a majority of its directors presently meet the independence standards under the applicable rules of The Nasdaq Stock Market. These directors are Messrs. Aldrich and Graves.

The Audit Committee consists of Messrs. Graves and Aldrich, with Mr. Graves serving as Chair. Both of the Audit Committee members are currently independent, as defined under the Nasdaq rules. The Audit Committee operates under a written charter adopted by the Board of Directors. The function of the Audit Committee is to review the performance of and to appoint the Company’s independent public accountants, to review and approve the scope and proposed cost of the yearly audit, to review the financial information provided to stockholders and others, to review the Company’s internal controls, and to consult with and review recommendations made by the Company’s independent public accountants with respect to financial statements, financial records and internal controls, and to make such other recommendations to the Board of Directors as it deems appropriate from time-to-time. The Audit Committee met once during 2003.

The Compensation Committee also consists of two members, Mr. Aldrich and Mr. Graves, with Mr. Aldrich serving as Chair. The Compensation Committee considers recommendations of the Company’s management regarding the compensation of the senior executives of the Company, considers management’s proposals regarding stock incentive grants and administers the Company’s stock option plans. The Compensation Committee met once during 2003.

The Board of Directors does not have a standing nominating committee; however, a majority of the independent directors on the Board functions in the capacity of a nominating committee. The Company does not have a nominating committee charter. Director nominees are recommended for the Board’s selection by a majority of directors who meet the independence standards of the Nasdaq rules—Messrs. Aldrich and Graves. Such nominees are voted on by the entire Board of Directors.

The Company receives suggestions for potential director nominees from many sources, including members of the Board, advisors, and stockholders. Any such nominations, together with appropriate biographical information, should be submitted to the Company in accordance with the Company’s policies governing submissions of nominees discussed below. Any candidates submitted by a stockholder or stockholder group are reviewed and considered in the same manner as all other candidates.

Qualifications for consideration as a board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, minimum qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting the Company, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Company matters. The independent directors seek a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and its stockholders. The independent directors, in addition to any other board members as may be desirable, evaluate potential nominees, whether proposed by stockholders or otherwise, by reviewing their qualifications, reviewing results of personal and reference interviews and reviewing such other information as may be deemed relevant.

Candidates whose evaluations are favorable are then chosen by a majority of the independent directors to be recommended for selection by the full Board. The full Board selects and recommends candidates for nomination as directors for stockholders to consider and vote upon at the annual meeting.

The Company does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

A stockholder wishing to nominate a candidate for election to the Company’s Board of Directors at any annual meeting at which the Board of Directors has determined that one or more directors will be elected shall submit a written notice of his or her nomination of a candidate to the Company’s Secretary at the Company’s principal executive offices. The submission must be received at the Company’s principal executive offices a reasonable time before the Company begins to print and mail its proxy materials.

A stockholder’s notice to the Secretary in order to be valid must set forth (i) the name and address of the stockholder, as they appear on the Company’s books, as well as the stockholder’s business address and telephone number and residence address and telephone number; (ii) the class and number of shares of the Company which are beneficially owned by the stockholder; (iii) the name, age, business address and residence address of each nominee proposed in the notice; (iv) any relationship of the stockholder to the proposed nominee; (v) the principal occupation or employment of the nominee; (vi) the class and number of shares of Company stock beneficially owned by the nominee, if any; (vii) a description of all arrangements or understandings between the stockholder and each nominee and any other persons pursuant to which the stockholder is making the nomination; and (viii) any other information required to be disclosed in solicitations of proxies for election of directors or information otherwise required pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, relating to any person that the stockholder proposes to nominate for election as a director, including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

Director Compensation

Prior to 2003, directors were not compensated for their service on the board. Beginning in 2003, non-employee directors receive an annual fee of $6,000 per year payable quarterly in arrears, plus a $1,000 meeting fee for each meeting of the Board of Directors or a Board committee the director attends. In addition, upon election to the Board, non-employee directors will receive a fully vested option to purchase 6,000 shares of DayStar common stock under the DayStar Equity Incentive Plan. For each completed year of service as a director, non-employee directors will be granted a fully vested option to purchase 3,000 shares of DayStar common stock after the annual meeting of stockholders.

Employment Agreements

Each officer serves at the discretion of our Board of Directors. We have entered into employment agreements with John R. Tuttle, our President and Chief Executive Officer, J. Peter Lynch, our Vice President, Investor Relations and Strategic Development, and Stephen A. Aanderud, our Chief Financial Officer and Secretary. Under each such employment agreement, the executive is entitled to participate in an annual bonus and long-term incentive award program, if and when such program is adopted by the Board. Each executive’s receipt of bonus compensation is within the sole discretion of the Board of Directors, and we have the right to alter, amend or eliminate all or any part of any bonus or incentive plans at any time, without compensation. Each executive is also entitled to participate in all of our employee benefit plans. We may terminate each agreement at any time for “cause” or in the event of the executive’s disability or death. If we terminate without “cause,” Mr. Lynch or Mr. Aanderud is entitled to three months’ base salary, and Dr. Tuttle is entitled to six months’ base salary, in addition to any other benefits which have been earned or become payable as of the date of the termination. In the event that the agreement is terminated because of death or disability, we will continue to pay the executive’s full salary through the end of the month in which his period of employment ends, together with any benefits which have been earned or become payable as of the termination date. As part of each agreement, the executive has signed a nondisclosure, developments and nonsolicitation agreement, in which he agrees, among other things, to protect our confidentiality information, not to solicit our employees, and not to breach any agreements with third parties.

Dr. Tuttle’s agreement is for an initial three-year term ending on October 31, 2006. The agreement is automatically extended for successive one-year periods unless either party gives the other 30 days prior notice that it elects not to extend the agreement. Under the agreement, Dr. Tuttle receives a base salary of $150,000 per year. Dr. Tuttle’s agreement provides that he will also receive incentive salary equal to one-tenth of DayStar’s adjusted net profits, not to exceed two hundred percent of his base salary, and the use of an automobile during the term of the agreement.

Mr. Lynch’s agreement is for an initial one-year term, ending on October 31, 2004. The agreement is automatically extended for successive one-year periods unless either party gives the other 30 days prior notice that it elects not to extend the agreement. Under the agreement, Mr. Lynch receives a base salary of $72,000 per year.

Mr. Aanderud’s agreement is for an initial one-year term, ending on October 21, 2004. The agreement is automatically extended for successive one-year periods unless either party gives the other 30 days prior notice that it elects not to extend the agreement. Under the agreement, Mr. Aanderud receives a base salary of $96,000 per year.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth certain information regarding the compensation of our President and Chief Executive Officer for services rendered in all capacities to DayStar during each of the three years ended December 31, 2003. We had no other named executive officers during the three years ended December 31, 2003.

Summary Compensation Table

				Long-Term Compensation
	Annual Compensation			Restricted Stock Awards	Securities Underlying Options/SARs	LTIP Payouts	All Other Compensation
Name and Principal Position	Year	Salary	Bonus
John R. Tuttle	2003	$74,850	—	$280,000	—	—	$3,122	(1)
President and CEO	2002	$79,200	—	—	—	—	$4,100	(2)
	2001	$18,400	—	—	—	—	$24,000	(3)

(1)	Medical premiums paid by DayStar.
(2)	Moving expenses for move to Grass Valley, California.
(3)	Grant of 6,000 shares of DayStar common stock for services.

PRINCIPAL STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of April 26, 2004, with respect to the beneficial ownership of the Company’s Common Stock and Class B Common by each person who is known to the Company to be the beneficial owner of more than five percent of the Company’s outstanding Common Stock or Class B Common, by each nominee for director, by the named executive officer, and by all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting power and sole investment power. Each beneficial owner of shares of Class B Common is deemed by the Securities and Exchange Commission to be a beneficial owner of Common Stock on an as converted basis because the Class B Common is immediately convertible into Common Stock. Therefore, in indicating a person’s beneficial ownership of shares of Common Stock, it has been assumed that such person has converted into Common Stock all shares of Class B Common of which such person is a beneficial owner. For these reasons, the table contains duplications in the numbers of shares and percentages of Common Stock and Class B Common.

Name and Address of Beneficial Owner	Class of Securities Owned	Number of Shares Beneficially Owned	Percent of Class
John R. Tuttle 900 Golden Gate Terrace, Suite A Grass Valley, CA 95945	Common	498,830	15.4

Stephen A. Aanderud 900 Golden Gate Terrace, Suite A Grass Valley, CA 95945	Common	20,000	*

J. Peter Lynch 407 Pound Ridge Road South Salem, NY 10590	Common	100,000	3.1

Robert G. Aldrich(1) 900 Golden Gate Terrace, Suite A Grass Valley, CA 95945	Common	6,000	*

Randolph A. Graves, Jr.(1) 900 Golden Gate Terrace, Suite A Grass Valley, CA 95945	Common	6,000	*

Interface, Inc. Suite 165 100 Chastain Center Blvd. Kenesaw, GA 30144	Class B common stock	29,000	1.8	(2)

Eric Cole 5438 Gladewright Drive Centreville, VA 20120	Common	173,334	5.4

All Directors and Executive Officers as a group (five persons)	Common	630,830	19.4

*	Less than one percent.
(1)	Dr. Aldrich and Dr. Graves were each granted a presently exercisable option to purchase up to 6,000 shares of common stock when they joined the Board of Directors in October 2003.
(2)	The Class B common stock ownership percentage reflects a 2-for-1 split of the Common Stock effected on December 2, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “Commission”). Officers, directors and greater than ten percent beneficial owners are required by Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on the Company’s review of the copies of such forms it received and written representations from reporting persons required to file reports under Section 16(a), to the Company’s knowledge all of the Section 16(a) filing requirements applicable to such persons with respect to fiscal 2003 were complied with.

AUDIT COMMITTEE REPORT AND RELATED MATTERS

The information contained in this report shall not be deemed to be soliciting material, or to be filed with, or incorporated by reference in future filings with, the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The Audit Committee of the Board of Directors of the Company is composed of two non-employee directors who meet the independence standards of the Nasdaq Stock Market. The members of the Audit Committee are Randolph A. Graves, Jr., Chair, and Robert G. Aldrich. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter, as adopted in 2003, is attached as Appendix A. The Board has determined that Mr. Graves qualifies as an “audit committee financial expert” under Federal securities laws by virtue of his relevant experience as described under “Election of Directors—Nominees for Election” and is independent under the applicable requirements of the Securities Exchange Act of 1934.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent public accountants of the Company. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated audited financial statements with management and the Company’s independent public accountants. The Audit Committee discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

The Company’s independent public accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the Company’s independent public accountants that firm’s independence and considered whether the non-audit services provided by the Company’s independent public accountants were compatible with maintaining the independence of such independent public accountants.

Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representations of management and the report of the independent public accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

Respectfully submitted,

/s/ RANDOLPH A. GRAVES
Randolph A. Graves, Jr., Chair Robert G. Aldrich

The following table shows the fees paid or accrued by the Company for audit services provided by Hein & Associates LLP for 2002 and 2003.

	FY 2002	FY 2003
Audit Fees	$12,500	$77,235
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—

Totals	$12,500	$77,235

Audit services of Hein & Associates LLP for 2003 and 2002 consisted of the examination of the consolidated financial statements of the Company. All of the services described above were approved by the Audit Committee.

ITEM 2

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected and the Board of Directors recommends Hein & Associates LLP, independent public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2004. Hein & Associates LLP has acted as independent public accountants for the Company since 2003. A representative of Hein & Associates LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Hein & Associates LLP as the Company’s independent public accountants for 2004.

The Board of Directors recommends a vote FOR ratification of the appointment of Hein & Associates LLP as the Company’s independent public accountants for 2004.

OTHER BUSINESS

Management knows of no other matters that will be presented for action at the Annual Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented at the meeting.

Stockholders may only bring business before an annual meeting if the stockholder proceeds in compliance with the Company’s Restated Bylaws. For business to be properly brought before the 2004 Annual Meeting by a stockholder, notice of the proposed business must be given to the Secretary of the Company in writing a reasonable time before the meeting. The notice to the Secretary must set forth as to each matter that the stockholder proposes to bring before the meeting: (i) a brief description of the business; (ii) the stockholder’s name and address as they appear on the Company’s books; (iii) the class and number of shares beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. The presiding officer at any annual meeting will determine whether any matter was properly brought before the meeting in accordance with the above provisions. If he should determine that any matter has not been properly brought before the meeting, he will so declare at the meeting and the matter will not be considered or acted upon.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS

To be eligible for inclusion in the Company’s proxy materials for the 2005 Annual Meeting of Stockholders, a proposal intended to be presented by a stockholder for action at that meeting must, in addition to complying with the stockholder eligibility and other requirements of the Securities and Exchange Commission’s rules governing such proposals, be received not later than January 13, 2005 by the Secretary of the Company at the Company’s principal executive offices, 900 Golden Gate Terrace, Suite A, Grass Valley, California 95945.

A stockholder proposal must include: (i) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting; (ii) with respect to each such stockholder, that stockholder’s name and address (as they appear on the records of the Company), business address and telephone number, residence address and telephone number, and the number of shares of each class of stock of the Company beneficially owned by that Stockholder; and (iii) any interest of the stockholder in the proposed business.

Any stockholder desiring to communicate with the Board of Directors, or one or more members, may do so by addressing their written correspondence to DayStar Technologies, Inc., Board of Directors, c/o Corporate Secretary. The Secretary of the Company will promptly forward all such communications to the specified addressees.

It is important that your shares be represented at the meeting. Therefore, whether or not you expect to be present in person, you are respectfully requested to mark, sign and date the enclosed proxy and promptly return it in the enclosed envelope.

By order of the Board of Directors,

/s/ STEPHEN A. AANDERUD
Stephen A. Aanderud Secretary

Dated: May 14, 2004

PROXY DayStar Technologies, Inc.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS June 22, 2004

Solicited on Behalf of the Board of Directors of the Company

PROXY

The undersigned hereby appoints John R. Tuttle and Stephen A. Aanderud as proxies, each with full power of substitution, to vote all of the Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of DayStar Technologies, Inc. to be held on Tuesday, June 22, 2004 beginning at 11:00 A.M. local time and at any adjournments or postponements thereof:

1. ELECT THREE DIRECTORS:

☐	VOTE FOR all nominees listed (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed

Instruction: To withhold authority to vote for an individual nominee, strike a line through the nominee’s name below.

John R. Tuttle	Robert G. Aldrich	Randolph A. Graves, Jr.

2. RATIFY APPOINTMENT OF HEIN & ASSOCIATES LLP as the Company’s independent public accountants for 2004:

☐	FOR	☐	AGAINST	☐	ABSTAIN

(please sign on reverse side)

éDETACH PROXY CARD HEREé

Please Detach Here

éYou Must Detach This Portion of the Proxy Cardé

Before Returning it in the Enclosed Envelope

DAYSTAR TECHNOLOGIES, INC.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, AND FOR APPROVAL OF HEIN & ASSOCIATES LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY. IN ADDITION, THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated:                                                                      , 2004

Signature or Signatures

Please date and sign exactly as your name or names appear below. If more than one name appears, all should sign. Persons signing as attorney, executor, administrator, trustee, guardian, corporate officer or in any other official or representative capacity, should also provide full title. If a partnership, please sign in full partnership name by authorized person.

PLEASE VOTE, SIGN, AND RETURN THE ABOVE PROXY.